Exhibit 12

                                           CONFIDENTIAL TREATMENT REQUESTED

UBS Warburg                                                            UBS AG
                                                         100 Liverpool Street
                                                              London EC2M 2HR

                                 TRANCHE I


Date:             2 October 2001

To:               Banco Itau, S.A., Cayman Islands Branch ("Party B")

Attention:        Rodolfo Henrique Fischer
Fax No:           55 11 237 2594

From:             UBS AG, London Branch ("Party A")

Re:               Share Option Transaction - UBS Ref.: 1325764

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Dear Sirs

The purpose of this communication is to confirm the terms and conditions of put options (each a "Put Transaction") and call options (each a "Call Transaction") entered into between us on the Trade Date specified below (the Put Transactions and the Call Transactions are hereinafter collectively referred to as the "Transactions"). This communication constitutes a "Confirmation" as referred to in the Master Agreement specified below.

The definitions contained in the 1991 ISDA Definitions (as amended and supplemented by the 1998 Supplement) (the "1991 Definitions") and the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions") (as amended and supplemented by the 1998 ISDA Euro Definitions) all as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 1991 Definitions, the Equity Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of October 23, 1997, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

Each party hereby agrees to make each payment specified in this Confirmation as being payable by it, not later than the due date in place of the account specified below (or as specified in writing to the other party at the address specified below), in freely transferable funds and in the manner customary for payments in the applicable currency.

Call Transaction
----------------

The following terms relate to the Call Transactions:

Option Type:                       Call

Seller:                            Party A

Buyer:                             Party B

Premium:                           USD00.00% of the Initial Price

Premium Payment Date:              The third Business Day after the Trade Date.

Put Transaction
---------------

The following terms relate to the Put Transactions:

Option Type:                       Put

Seller:                            Party B

Buyer:                             Party A

Premium:                           USD00.00% of the Initial Price.

Premium Payment Date:              The third Business Day after the Trade Date.

The remaining provisions of this Confirmation are applicable to both the Put Transactions and the Call Transactions.

Trade Date:                        01 October 2001 (time of execution available
                                   upon request)

Transfer Date:                     The settlement date for the transfer
                                   from Party B to Party A of 3,963,292
                                   Shares (which such transfer shall be on
                                   or about the Trade Date).

Option Style:                      European

Number of Options:                 3,963,292

Option Entitlement:                One Share per Option

Initial Price:                     USD 2.91 (the closing price per Share on
                                   Nasdaq on October 01, 2001)

Strike Price:                      The Initial Price, as adjusted in
                                   accordance with this Confirmation.

Shares: Common stock (Bloomberg code: AOLA) of America Online Latin America, Inc. (the "Issuer")

Exchange:                          NASDAQ National Market

Related Exchange:                  The principal options exchange (if any)
                                   with respect to the Shares

Calculation Agent:                 Party A

Procedure For Exercise
----------------------

Expiration Time:                   16.00 hrs (local time in New York)

Expiration Date:                   29 August 2002

Automatic Exercise:                Applicable

Reference Price:                   The closing price per Share (without
                                   regard to any after-hours trading) on
                                   the Expiration Date, as determined by
                                   the Calculation Agent.

Settlement Terms
----------------

Physical Settlement:               Applicable; provided, however, that
                                   (subject to satisfaction of the
                                   "Conditions precedent to Cash
                                   Settlement") Party B may elect to cash
                                   settle the Transaction by giving notice
                                   to Party A of such election on a day
                                   (the "Election Date") no earlier than 60
                                   Business Days before, and no later than
                                   45 Business Days before, the Expiration
                                   Date.

Settlement Price:                  If Physical Settlement is applicable,
                                   the Settlement Price shall be the amount determined in accordance with Section
                                   2.1(g)(iii) of the Equity Definitions.
                                   If Cash Settlement is applicable, the
                                   Settlement Price shall be the price
                                   determined in accordance with Section
                                   4.4(b)(i) of the Equity Definitions.

Physical Settlement Date:          The Settlement Date shall be the date
                                   determined in accordance with Section
                                   6.2 of the Equity Definitions.

Cash  Settlement
Payment Date:                      If Cash Settlement is applicable, three
                                   Currency Business Days after the
                                   Valuation Date.

Failure to Deliver:                Applicable

Valuation for Cash Settlement
-----------------------------

Valuation Time:                    At the close of trading on the Exchange.

Relevant Price:                    The last reported sale price on
                                   the Exchange as of the Valuation Time.

Averaging Dates:                   The Valuation Date and each of the
                                   thirty Exchange Business Days preceding
                                   the Valuation Date.

Averaging Date
Market Disruption:                 Modified Postponement

Adjustments
-----------

Method of Adjustment:              Calculation Agent Adjustment

Potential Adjustment Event:        Section 9.1(e)(iii) of the Equity
                                   Definitions is amended to read as
                                   follows:

                                   "(iii)  any dividend declared by the Issuer"

Extraordinary Events
--------------------

Consequences of Merger Events:

(a)      Share-for-Share:          Alternative Obligation, provided that
                                   Cancellation and Payment will apply if
                                   the New Shares are NOT listed on a
                                   national securities exchange or quoted
                                   on the NASDAQ Stock Market.

(b)      Share-for Other:          At Party A's sole discretion,
                                   Cancellation and Payment

(c)      Share-for-Combined:       At Party A's sole discretion,
                                   Cancellation and Payment

Nationalization or
Insolvency:                        Cancellation and Payment

Account Details
---------------

Account for payments
to Party B:                        (please advise)

Additional Terms
----------------

Structuring Fee:                   On each Structuring Fee Payment Date,
                                   Party B will pay Party A a Structuring
                                   Fee calculated in accordance with the
                                   following formula:

                                   [omitted and filed separtely with the
                                   Securities and Exchange Commission] per
                                   annum x Initial Price x number of Call
                                   Transactions remaining unexercised as at the relevant Structuring Fee Payment
                                   Date)

Structuring Fee Payment
Date:                              The 29th day of each November,
                                   February, May and August (commencing 29
                                   November 2001) (subject to adjustment
                                   in accordance with the Modified
                                   Following Business Day Convention).

Early Exercise by Party B:         Party B may exercise one or more Call
                                   Transactions on or after 29 February
                                   2002 in accordance with this Early
                                   Exercise provision:

                                   To exercise one or more Call
                                   Transactions pursuant to this Early
                                   Exercise provision, Party B must give
                                   Party A 30 Exchange Business Days prior
                                   irrevocable written notice (the "Early
                                   Exercise Notice") of Party B's election
                                   to exercise early. The notice should
                                   specify the early exercise date (the
                                   "Early Exercise Date") and the number
                                   of Call Transactions to be exercised
                                   early (the "Early Exercise Call
                                   Transactions").

Early Exercise by Party A:         Subject to the assignment right
                                   described below, if Party A determines,
                                   in its sole discretion that its
                                   "beneficial ownership" (as such term is
                                   used in Rule 13d-3 under the US
                                   Securities Exchange Act of 1934) of
                                   Shares would exceed 9.99% of the
                                   outstanding Shares, Party A may, upon 3
                                   Exchange Business Days prior written
                                   notice to Party B (an "Early Exercise
                                   Notice"), early exercise a number of Put
                                   Transactions sufficient to reduce such
                                   beneficial ownership below 9.99%. The
                                   notice should specify the early exercise date (an "Early Exercise Date") and the number of Put Transactions to be exercised early (the "Early Exercise Put
                                   Transactions").

Assignment Right:                  If at any time, Party A is entitled to
                                   early exercise Put Transactions under
                                   "Early Exercise by Party A" above, Party
                                   B shall have the right at any time prior to the Early Exercise Date with respect to a Put Transaction to cause to be assigned to a third party acceptable to Party A and Party B a number of Put
                                   Transactions and Call Transactions equal to the number of Put Transactions then subject to Early Termination by Party A.
                                   Any such assignment, (i) when completed
                                   shall be in substitution for early
                                   exercise of the assigned Put
                                   Transactions by Party A and (ii) shall
                                   be made only in compliance with the
                                   provisions of Section 10.1(f) of the
                                   Amended and Restated Registration Rights and Stockholders Agreement, dated as of March 30, 2001 to which the Issuer and Party B are parties (the "Registration
                                   Rights Agreement").

Settlement on Early
Exercise:                          Following such an election to exercise
                                   early, the Early Exercise Date shall be
                                   deemed to be the Expiration Date in
                                   respect of those Early Exercised Call
                                   Transactions or Early Exercised Put
                                   Transactions (the "Early Exercise
                                   Transactions") and payment and delivery
                                   obligations calculated accordingly. In
                                   addition, on the Early Exercise Date
                                   occurring following Early Exercise by
                                   Party B, Party B must pay Party A an
                                   Early Exercise Fee calculated in
                                   accordance with the following formula:

                                   [omitted and filed separately with the
                                   Securities and Exchange Commission] x
                                   Initial Price x number of Early Exercise
                                   Call Transactions exercised on the
                                   relevant Early Exercise Date.

                                   In addition, in respect of such Early
                                   Exercise, a pro-rata structuring fee
                                   calculated in accordance with the
                                   following formula is also payable by
                                   Party B in respect of the number of
                                   Early Exercise Transactions exercised
                                   on the relevant Early Exercise Date.

                                   [omitted and filed separately with the
                                   Securities and Exchange Commission] per
                                   annum x Initial Price x number of Early
                                   Exercise Transactions exercised on the
                                   relevant Early Exercise Date x the Pro
                                   Rata Fraction.

                                   where

                                   "Pro Rata Fraction" equals (the number
                                   of days which have elapsed from (but
                                   excluding) the Structuring Fee Payment
                                   Date immediately preceding the relevant
                                   Early Exercise Date to (and including)
                                   the relevant Early Exercise Date) /
                                   360.

Put and Call Correlation:          The early exercise of one or more Call
                                   Transactions or Put Transactions
                                   automatically terminates a corresponding number of Put Transactions or Call
                                   Transactions, as the case may be.

Representation on
Physical Settlement:               Upon the exercise of either
                                   the Call Transaction or the Put
                                   Transaction, for the purposes of
                                   Regulation S under the Securities Act
                                   of 1933, as amended (the "1933 Act"),
                                   Party B represents to Party A that
                                   Party B is not a "U.S. Person" as that
                                   term is defined in Regulation S under
                                   the 1933 Act.

Conditions precedent to
Cash Settlement:                   Party B's right to elect Cash Settlement
                                   is subject to satisfaction of the
                                   following conditions precedent:

                                   1) As of the date Party B seeks to make
                                   such election, Party A determines in
                                   its sole discretion that the Shares
                                   then owned by Party A (or any affiliate
                                   of Party A) in connection with its
                                   hedge for the Transaction, are, and on
                                   the Settlement Date will be, eligible
                                   for resale pursuant to Rule 144(k) of
                                   the 1933 Act; and

                                   2) Party B has no reason to believe
                                   that the Issuer does not meet the
                                   current public information requirements
                                   of Rule 144(c) of the 1933 Act. Party B
                                   will be deemed to have no reason to so
                                   believe by virtue of making an election
                                   to case settle; and

                                   3) Party A determines in its sole
                                   discretion that the Shares then owned
                                   by Party A (or any affiliate of Party
                                   A) in connection with its hedge for the
                                   Transaction, are not subject to any
                                   restriction on transfer other than
                                   those arising under federal and state
                                   securities laws and any legend
                                   contained on the certificates
                                   evidencing such Shares.

Transfer:                          Neither party may transfer the
                                   Transaction, in whole or in part,
                                   directly or indirectly, without the
                                   prior written consent of the
                                   non-transferring party.

Party A Undertaking:               As required by Section 10.1(f)(iii) of
                                   the Registration Rights Agreement, Party
                                   A agrees (A) to comply with the
                                   provisions of Section 10.1 of the
                                   Registration Rights Agreement with
                                   respect to all Shares subject to this
                                   Transaction, and to inform any
                                   transferee of any such Shares in writing of the existence and exact nature of such restrictions and require any transferee to agree in writing to be bound by such restrictions, (B) to hold all such Shares free and clear of all liens, claims and encumbrances of any kind or nature, other than those securing Party
                                   B's obligations under this Transaction,
                                   (C) not to assign or transfer this
                                   Transaction or any of its rights, duties or obligations thereunder other than in compliance with Section 10.1(f)(iii)(C) of the Registration Rights Agreement,
                                   (D) that the Issuer shall have a right
                                   to approve any proposed transferee of
                                   shares or assignee of this Transaction
                                   or any of Party A's rights, duties or
                                   obligations thereunder, including
                                   without limitation any Affiliate (as
                                   defined in the Registration Rights
                                   Agreement) of Party A, such approval not to be withheld or delayed unreasonably, and (E) that the Issuer is a third party beneficiary of this Party A Undertaking and is entitled to enforce the provisions hereof against Party A.

Credit Support
--------------

Credit Support Document:           The ISDA Credit Support Annex dated
                                   October 23, 1997, as amended from time
                                   to time, between Party A and Party B
                                   (the "Credit support Annex"), together
                                   with the following elections and
                                   modifications:

                                   Nothing herein shall be construed as
                                   creating any obligation on Party B to
                                   post collateral in connection with any
                                   transaction other than this
                                   Transaction. For purposes of this
                                   Transaction only, for purposes of
                                   Paragraph 13 of the Credit Support
                                   Annex:
                                   1. Party B shall deliver to Party A, on
                                   the Transfer Date, as security for its
                                   obligations under this Transaction, an
                                   amount of USD cash equal to the Strike
                                   Price multiplied by the Number of
                                   Options. Party A shall deliver to Party
                                   B, on the Transfer Date, as security for its obligations under this Transaction, a number of Shares equal to the Number of Options.

                                   Exposure: means zero.
                                   Credit Support Amount: means the
                                   Independent Amount.
                                   Independent Amount: in respect of Party
                                   A means, a number of Shares equal to the Number of Options; and in respect of Party B means, an amount of USD cash equal to the Strike Price multiplied by the Number of Options, PROVIDED THAT, in the event of an Early Exercise by Party B of one or more Call Transactions, the Independent Amount will be amended so that, as of the relevant Early Exercise Date the Independent Amount in respect of Party A will mean, a number of Shares equal the Number of Options outstanding and unexercised as of the Early Exercise Date; and in respect of Party B means, an amount of USD cash equal to the Strike Price multiplied by the Number of Options outstanding and unexercised as of the Early Exercise Date.
                                   Eligible Collateral: In respect of Party
                                   A means Shares; and in respect of Party
                                   B means Cash.
                                   Custodian: Party B appoints UBS AG
                                   London Branch as its Custodian, to hold
                                   Posted Collateral for Party B.

                                   2.  Voting Rights.
                                   Unless an Event of Default shall have
                                   occurred and be continuing, Party B
                                   shall have the right, from time to
                                   time, to vote and to give consents,
                                   ratifications and waivers with respect
                                   to the Shares held by or on behalf of
                                   Party B as Posted Collateral, and the
                                   Custodian shall, upon receiving a
                                   written request from Party B
                                   accompanied by a certificate of an
                                   authorized officer of Party B stating
                                   that no Event of Default has occurred
                                   and is continuing, deliver to Party B
                                   or as specified in such request such
                                   proxies, powers of attorney, consents,
                                   ratifications and waivers in respect of
                                   any of such Posted Collateral that is
                                   registered, or held through a
                                   securities Intermediary, in the name of
                                   the Custodian or its nominee as shall
                                   be specified in such request and be in
                                   form and substance satisfactory to the
                                   Custodian.

                                   If an Event of Default shall have
                                   occurred and be continuing, Party A
                                   shall have the right, to the extent
                                   permitted by law, and Party B shall
                                   take all such action as may be
                                   necessary or appropriate to give effect
                                   to such right, to vote and to give
                                   consents, ratifications and waivers,
                                   and to take any other action with
                                   respect to any or all of the Posted
                                   Collateral with the same force and
                                   effect as if Party A were the absolute
                                   and sole owner thereof.

                                   3.  Interest Amounts.  Paragraph 13(h) is
                                   deleted and replaced with,

                                           "Interest Amount.  No Interest
                                   Amount will be paid on Posted Collateral held by Party A."

                                   4.  The paragraph titled "Agreement as to
                                   Single Secured Party and Pledgor" of
                                   Paragraph 13(m) is deleted."

Relationship Between Parties
----------------------------

Each party will be deemed to represent to the other party on the date on which it enters into a transaction that (in the absence of a written agreement between the parties which expressly imposes affirmative obligations to the contrary for that transaction):

(A) Non-Reliance. Each party is acting for its own account, and has made its own independent decisions to enter into that transaction and that such transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. Each party is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that transaction; it being understood that information and explanation relating to the terms and conditions of a transaction shall not be considered investment advice or a recommendation to enter into that transaction. No communication (written or oral) with the exception of the Agreement or the Confirmation, received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that transaction.

(B) Assessment and Understanding. Each party is capable of assessing the merits of and understands (on its own behalf or through independent professional advice), and accepts, the terms, conditions and risks of that transaction. Each party is also capable of assuming and assumes, the risks of that transaction.

(C) Status of the Parties. Neither party is acting as a fiduciary or an advisor to the other in respect of that transaction.




         Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us by facsimile (203 719
0538) at your earliest convenience.


Yours faithfully,
UBS AG, London Branch


By:  /s/ Rupert Hilmi                         By:  /s/ Erik Sorenson
   -------------------------                      -------------------------
Name:  Rupert Hilmi                           Name:    Erik Sorenson
Title: Associate Director                     Title:   Authorised Signatory


Agreed and accepted with effect as of the date first written above

Banco Itau S.A., Cayman Islands Branch


By:  /s/ Alberto Dias De Matios Barretto      By:  /s/ Paulo Roberto Soares
   -------------------------------------         ------------------------------
Name:  Alberto Dias De Matios Barretto        Name:  Paulo Roberto Soares
Title: Executive Vice President               Title: Senior Managing Director